SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: May 29, 2001


                                   NELX, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



Kansas                        0-21210                  84-0922335
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)

                 10525 W. 23rd Place, Lakewood, Colorado 80215
           ----------------------------------------------------------
                                    (ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (304) 622-9599




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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Agreements have been reached with FS Investments, Inc. ("FSI") and Jacobs & Company ("J&C") regarding the acquisition of FSI and J&C by NELX. FSI is a closely-held West Virginia based holding company engaged in surety business through its wholly owned subsidiary, Triangle Surety Agency, Inc. J&C is a closely-held SEC registered investment advisory firm headquartered in Charleston, West Virginia.

     Subject to shareholder approval of both FSI and J&C, under terms of the agreements, all of the outstanding shares of FSI and J&C would be acquired in exchange for common stock of NELX. Shares issued in the transaction would be subject to certain resale restrictions pursuant to Rule 144 under the Securities Act of 1933. Consummation of the transactions will result in the FSI and J&C shareholders owning approximately 62% of the outstanding stock of NELX. Each of the FSI and J&C acquisitions is conditioned upon the closing of the other. Approval by current NELX shareholders is not required. Shareholder meetings of FSI and J&C were held on Tuesday, May 29, 2001 to vote on the acquisitions.

     Under terms of the agreements, John M. Jacobs, the president of FSI and J&C, would become a member of the Board of Directors of NELX.

     There are no other acquisitions or developments in discussion by the NELX, INC. board.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5.   OTHER EVENTS

          None.


ITEM 6.   RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

         10.1       Agreement & Plan of Merger with FS Investments, Inc.
         10.2       Agreement & Plan of Merger with Jacobs & Company




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 29, 2001                               NELX, Inc.


                                                  By:/s/Charles L. Stout
                                                  Charles L. Stout, President








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